EX-32.906CERT

                                  CERTIFICATION

      Barry R. James, Chief Executive Officer, and Thomas L. Mangan, Chief Financial Officer of the James Advantage Funds (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                         Chief Financial Officer
James Advantage Funds                           James Advantage Funds


/s/ Barry R. James                              /s/ Thomas L. Mangan
----------------------------                    --------------------------------
Barry R. James                                  Thomas L. Mangan
Date:    March 8, 2005                          Date:    March 8, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the James Advantage Funds and will be retained by the James Advantage Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.